                                                                    EXHIBIT 99.2
                                 FORM OF PROXY

                           MOSINEE PAPER CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 17, 1997

The undersigned hereby appoints Daniel R. Olvey, Richard L. Radt, and Gary P. Peterson, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Mosinee Paper Corporation that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December 17, 1997, and at any adjournment thereof. The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposal set forth in the Joint Proxy Statement/Prospectus with the same effect as though the undersigned were present in person and voting such shares. The proxies are further authorized in their discretion to vote upon any adjournment of the Special Meeting of Shareholders. For participants in the Mosinee Dividend Reinvestment Plan, the proxy also serves as voting instructions to the plan administrator of such plan to vote the shares of Common Stock of Mosinee Paper Corporation beneficially owned by the participant in the plan. The undersigned hereby revokes all proxies heretofore given to vote at the Special Meeting of Shareholders and any adjournment thereof.

PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. UNLESS YOU OTHERWISE INDICATE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT WITH WAUSAU PAPER MILLS COMPANY AS SET FORTH ON THE REVERSE SIDE HEREOF AT THE SPECIAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENT THEREOF.

               (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL SET FORTH BELOW.

    PLEASE MARK YOUR VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY  [X]

    1. Approval of the Merger Agreement with Wausau Paper Mills Company.

FOR      AGAINST      ABSTAIN
[ ]        [ ]          [ ]

                                          Please sign exactly as name appears at
                                          left.

                                          Dated                            ,1997
                                                ---------------------------

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                Signature if held jointly

                                          When shares are held by joint tenants,
                                          both should sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title. If a corporation, please sign
                                          in full corporate name by president or
                                          other authorized officer.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.